Exhibit 23.2
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 23, 2011
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, under “Part II” under the heading “8. Financial Statements and Supplemental Data,” under the subheading “Reserves Governance” and under “Part IV” under the heading “15. Exhibits, Financial Statement Schedules” under the subheading “Index to Exhibits” in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2010, and to the inclusion of our process review letter report dated February 23, 2011, (our “Report”) as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the incorporation by reference of our Report in the Registration Statements filed by ConocoPhillips on Form S-3 (No. 333-157547), Form S-4 (No. 333-130967) and Form S-8 (No. 333-98681, No. 333-116216, No. 333-133101, No. 333-159318 and No. 333-171047).
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716